UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2026

LXP INDUSTRIAL TRUST

(Exact name of registrant as specified in its charter)

maryland	1-12386	13-3717318
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

515 N Flagler Dr, Suite 408, West Palm Beach, FL 33401

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (212) 692-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 19, 2026, LXP Industrial Trust, a Maryland real estate investment trust (the “Company”), Leopard REIT LLC, a Delaware limited liability company (“Parent”), and Leopard Merger Sub LLC, a Maryland limited liability company and a wholly owned indirect subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Merger Sub, with Merger Sub surviving the merger (the “Surviving Entity” and such merger, the “Merger”). Upon completion of the Merger, the Surviving Entity will be wholly-owned by Parent (other than in respect of the outstanding Company Series C Preferred Shares) and the Surviving Entity will continue under the name “Leopard Merger Sub LLC” or such other name as Parent selects. Each capitalized term used herein but not otherwise defined has the meaning given to it in the Merger Agreement.

The Merger and the other transactions contemplated by the Merger Agreement were unanimously approved and declared advisable by the board of trustees of the Company (the “Company Board”), which also directed that approval of the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration by the Company’s shareholders at a special meeting of the Company’s shareholders to be called for that purpose and, except as may be permitted under the Merger Agreement, resolved to recommend approval of the Merger and the other transactions contemplated by the Merger Agreement by the Company’s common shareholders.

Treatment of Common Shares

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common share of beneficial interest, par value $0.0001 per share, of the Company (the “Company Common Shares”) issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares (as defined below)) will be automatically cancelled and converted into the right to receive an amount in cash equal to $61.20 per share, without interest (the “Merger Consideration”).

Each Company Common Share held by the Parent Parties or any of their respective subsidiaries, or held by any subsidiary of the Company, in each case as of immediately prior to the Effective Time (collectively, “Excluded Shares”), will automatically be cancelled and will cease to exist, and no consideration will be paid, nor will any right inure or attach with respect to such Company Common Shares in connection with or as a consequence of the Merger.

Treatment of Company Series C Preferred Shares

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, each 6.50% Series C Cumulative Convertible Preferred Share, par value $0.0001 per share, of the Company (the “Company Series C Preferred Shares”) issued and outstanding as of immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive one Surviving Entity Series C Preferred Unit (the “Series C Preferred Consideration”).

Treatment of Company Restricted Share Awards

At the Effective Time, each Company Restricted Share Award granted under the Company’s 2022 Equity-Based Award Plan (as amended) that is outstanding as of immediately prior to the Effective Time will, to the extent not vested, become fully vested (with any applicable performance conditions deemed satisfied at the maximum level of performance) and will be cancelled in exchange for the right to receive, within three Business Days after the Effective Time, a lump sum cash payment equal to the product of (i) the Merger Consideration and (ii) the number of Company Common Shares represented by such Company Restricted Share Award, together with any accrued but unpaid dividends thereon, in each case less any required withholding taxes.

Go-Shop; Prohibition on Solicitations of Transactions

During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York City time) on August 28, 2026 (the “No-Shop Period Start Date”, and such period, the “Go-Shop Period”), the Company has the right to (i) solicit, initiate or facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to result in, any Competing Proposal, (ii) engage in, continue and otherwise participate in any discussions or negotiations regarding a Competing Proposal, (iii) furnish information (including non-public information) relating to the Company and its subsidiaries and afford access to their business, properties, personnel, assets, books, records and other non-public information to a third party pursuant to an Acceptable Confidentiality Agreement, and (iv) otherwise cooperate with or assist any Competing Proposal or inquiry. If any third party submits a written Competing Proposal that the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel based on the information then available, constitutes or could reasonably be expected to lead to a Superior Proposal prior to the end of the Go-Shop Period, such party will be deemed an “Excluded Party” for purposes of the Merger Agreement. If the Merger Agreement is terminated by the Company prior to 11:59 p.m. (New York City time) on September 2, 2026, subject to extension in certain circumstances (the “Cut-Off Time”), in order to enter into a definitive agreement with respect to a Superior Proposal with an Excluded Party in accordance with the terms of the Merger Agreement, the termination fee payable by the Company to Parent will be an amount in cash equal to $54,122,768.

From and after the No-Shop Period Start Date, other than as permitted in certain circumstances described in the Merger Agreement, including in connection with continued negotiations with an Excluded Party, the Company has agreed to promptly cease any solicitations, discussions or negotiations with any third party that may be ongoing with respect to any Competing Proposal and not to directly or indirectly solicit, initiate, provide any non-public information in response to, or knowingly encourage or knowingly facilitate any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Proposal. Notwithstanding the foregoing, from and after the No-Shop Period Start Date and prior to obtaining the Shareholder Approval, the Company may participate or engage in discussions or negotiations with, and provide non-public information to, a third party that has made a bona fide Competing Proposal if the Company Board determines in good faith after consultation with its outside legal counsel and financial advisor, that such Competing Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal.

Closing Conditions

The consummation of the Merger is subject to certain customary closing conditions, including, among others, approval of the Merger by the affirmative vote of the holders of Company Common Shares entitled to cast a majority of all the votes entitled to be cast at the Shareholders Meeting on the Merger (the “Shareholder Approval”), the receipt of certain required governmental consents and approvals, and a Company Material Adverse Effect not having occurred. The obligations of the parties to consummate the Merger are not subject to any financing condition.

Termination of the Merger Agreement; Termination Payment

The Merger Agreement contains customary termination rights, including the right of either party to terminate the Merger Agreement if the Merger has not been completed by 11:59 p.m. (New York City time) on January 19, 2027, or if the Shareholder Approval has not been obtained upon a vote taken at the Shareholders Meeting or any adjournment or postponement thereof.

The Merger Agreement also may be terminated under certain circumstances, including by Parent if, subject to certain limitations, the Company Board effects an Adverse Recommendation Change, or by the Company if, subject to certain limitations, the Company Board determines to enter into a definitive agreement with respect to a Superior Proposal. In addition, either party may terminate the Merger Agreement in the event of certain uncured breaches by the other party, subject to specified notice and cure periods.

If the Merger Agreement is terminated by the Company prior to the Cut-Off Time in order to enter into a definitive agreement with an Excluded Party with respect to a Superior Proposal, then the termination fee payable by the Company to Parent will be $54,122,768. If the Merger Agreement is terminated (i) by the Company in order to enter into a definitive agreement with respect to a Superior Proposal other than as described in the preceding sentence, (ii) by Parent following an Adverse Recommendation Change by the Company Board, or (iii) in certain other enumerated circumstances described in the Merger Agreement, the Company will be required to pay Parent a termination fee of $108,245,537.

A termination fee of $288,654,765 (“Parent Termination Payment”) will become payable by Parent in the event (i) Parent fails to consummate the Merger following the satisfaction or waiver of all closing conditions (other than those conditions that, by their nature, are to be satisfied at the closing, but subject to such conditions being capable of being satisfied), or (ii) Parent breaches the Merger Agreement in a manner that causes the related closing conditions not to be satisfied. Under specified circumstances, including where all conditions to Parent’s obligation to close have been satisfied and Parent fails to consummate the closing, the Company is entitled to seek specific performance to cause the Parent Parties to draw down and fund the equity financing under the Equity Commitment Letter and to consummate the Merger, subject to the terms and conditions set forth in the Merger Agreement.

Dividends

Pursuant to the terms of the Merger Agreement, the Company is not permitted to pay its regular quarterly dividends during the pendency of the Merger, except for dividends necessary for the Company and its subsidiaries to maintain their qualification as a real estate investment trust. Any such dividend described in the foregoing sentence would result in an offsetting decrease to the Merger Consideration, but no such dividend is currently anticipated.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in all material respects in the ordinary course, subject to certain exceptions, during the period between the execution of the Merger Agreement and consummation of the Merger. The Merger Agreement also requires the Company to convene and hold a shareholders meeting for the purpose of obtaining the Shareholder Approval.

***

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to provide shareholders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, the Parent Parties or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Shareholders should not rely on the representations, warranties, covenants and agreements contained in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Parent Parties or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Parent Parties and their respective affiliates or businesses and the Merger, each of which will be contained in or attached as an annex to the proxy statement that the Company will file in connection with the Merger, as well as in the other filings that the Company will make with the Securities and Exchange Commission (“SEC”).

Commitments and Guarantee

The Parent Parties have secured committed financing, consisting of (i) equity financing to be provided by affiliates of Parent on the terms and subject to the conditions set forth in equity commitment letters provided by such funds (the “Equity Commitment Letters”), and (ii) debt financing to be provided by certain lenders on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”), the aggregate proceeds of which are expected to be sufficient for the Parent Parties to pay all amounts they may be obligated to pay pursuant to the Merger Agreement, including the aggregate Merger Consideration and all related fees and expenses. The closing of the Merger is not conditioned on the Parent Parties obtaining the debt financing.

The Debt Commitment Letter is subject to a number of customary conditions for the financing of the debt and permits each lender to unilaterally terminate its commitment upon the occurrence of certain specified events. Such conditions and events include: (i) the contemplated borrower fails to provide customary “know your customer” information about the borrower, the guarantor, the two equity sponsor entities that are parties to the Debt Commitment Letter (the “Sponsor”) and certain other direct and indirect owners to the lenders within the debt commitment period; (ii) the Sponsor has made certain untrue or false customary, specified representations and warranties of the contemplated borrower (with respect to itself and the guarantor) to lenders that remain untrue at closing and could reasonably be expected to materially and adversely affect the debt financing; (iii) the filing of any petition of bankruptcy, insolvency or reorganization by or against the Sponsor, the Company or any direct or indirect subsidiary of any of them that holds a direct or indirect interest in the properties or the contemplated borrower, subject, in the case of an involuntary filing not consented to by the applicable party, to such filing remaining undischarged or undismissed as of the commitment expiration date; (iv) the occurrence of a Company Material Adverse Effect that gives Parent the right to terminate its obligations under the Merger Agreement; and (v) the Merger Agreement is terminated in whole for any reason prior to closing.

In addition, certain affiliates of Parent have entered into limited guarantees in favor of the Company (each, a “Guarantee”), pursuant to which they have each guaranteed, on a several basis, certain payment obligations of the Parent Parties under the Merger Agreement, including the Parent Termination Payment, up to an aggregate amount not to exceed the Parent Termination Payment plus certain reimbursement and recovery costs, subject to the terms and conditions of the Guarantees.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2026, the Company Board amended the Company’s Third Amended and Restated By-laws to include a provision that, unless the Company consents in writing to the selection of an alternative forum, (i) the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim as defined under the Maryland General Corporation Law, (b) any derivative action or proceeding brought in the right or on behalf of the Company, (c) any action asserting a claim of breach of any duty owed by any trustee, officer, other employee, or agent of the Company to the Company or its shareholders, (d) any action asserting a claim against the Company or any trustee, officer, other employee, or agent of the Company arising pursuant to any provision of the Maryland REIT Law, the Company’s Declaration of Trust or By-laws or (e) any action asserting a claim against the Company or any trustee, officer or other employee of the Company that is governed by the internal affairs doctrine, and (ii) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Such provision also provides that any shareholder that is a party to an action, proceeding or claim pending in the Circuit Court for Baltimore City, Maryland shall cooperate in having the action or proceeding assigned to the Maryland Business and Technology Case Management Program.

This description of the amendment is qualified in its entirety by reference to the complete text of the amendment to the Company’s Third Amended and Restated By-laws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 20, 2026, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file with the SEC a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC (if and when it becomes available), the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. This Report is not a substitute for the proxy statement or any other document which the Company may file with the SEC. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proposals for consideration by the Company’s shareholders regarding the proposed transaction will be made solely through the proxy statement. The definitive proxy statement, the preliminary proxy statement and any other documents filed by the Company with the SEC (when available) may be obtained free of charge at the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://ir.lxp.com or by contacting the Company’s Investor Relations team by email at ir@lxp.com.

Participants in the Solicitation

This Report does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and certain of its trustees and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information about the Company’s trustees and executive officers and their ownership of the Company’s securities is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2026 annual meeting of shareholders, filed with the SEC on April 3, 2026, and subsequent documents filed with the SEC. Additional information regarding the identity of participants in the solicitation of proxies, and a description of their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained herein, other than historical fact, regarding the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction and benefits of the proposed transaction, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “endeavor,” and other similar terms and phrases. Forward-looking statements are subject to various risks and uncertainties and factors that could cause actual results to differ materially from the Company’s expectations, and you should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the Company’s control and could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the Shareholder Approval required to consummate the proposed Merger and the timing of the closing of the proposed Merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed Merger would not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement and the costs related to such proceedings, (iii) the risk that shareholder litigation or other proceedings in connection with the proposed Merger may affect the timing or occurrence of the proposed Merger or result in significant costs of defense, indemnification and liability, (iv) unanticipated difficulties or expenditures relating to the proposed Merger, the response of the Company’s tenants, business partners and competitors to the announcement of the proposed Merger, potential difficulties with the Company’s ability to retain and hire key personnel and maintain its business relationships, including those with tenants and other third parties, as a result of the proposed Merger, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed Merger, (v) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact the Company or its tenants, (vi) increased or unanticipated competition in the real estate market, (vii) the uncertainties of real estate development, acquisition and disposition activity, (viii) maintenance of real estate investment trust status, (ix) fluctuations in interest rates and the costs and availability of financing, (x) dependence on tenants’ financial condition, (xi) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, (xii) the ability to recognize the anticipated benefits of the proposed Merger and (xiii) the risk that the Company’s stock price may decline significantly if the proposed transaction is not consummated. Additional factors include those described under the section entitled Item 1A. “Risk Factors” of Part I of the Company’s 2025 Annual Report on Form 10-K, as filed with the SEC on February 12, 2026, a copy of which is available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1*§	Agreement and Plan of Merger, dated as of July 19, 2026, by and among Leopard REIT LLC, Leopard Merger Sub LLC, and LXP Industrial Trust.
3.1	First Amendment to the Third Amended and Restated By-Laws of LXP Industrial Trust effective July 19, 2026.
99.1	Press Release, dated July 20, 2026.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

§ Certain portions of this exhibit (indicated by “[***]”) have been redacted pursuant to Regulation S-K, Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP INDUSTRIAL TRUST

Date: July 20, 2026	By:	/s/ Joseph S. Bonventre
Name: Joseph S. Bonventre
Title: Secretary